                                                           REGISTRATION NO. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                IBT BANCORP, INC.
               (Exact name of Issuer as specified in its charter)

                     MICHIGAN                              38-2830092
         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                 Identification No.)

                200 EAST BROADWAY
              MT. PLEASANT, MICHIGAN                          48858
      (Address of Principal Executive Offices)              (Zip Code)


                                IBT BANCORP, INC.
                      STOCKHOLDER DIVIDEND REINVESTMENT AND
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                DENNIS P. ANGNER
                                200 EAST BROADWAY
                             MT. PLEASANT, MI 48858
                     (Name and address of agent for service)

                                  989/772-9471
          (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

                                                 PROPOSED               PROPOSED
                             AMOUNT              MAXIMUM                MAXIMUM           AMOUNT OF
TITLE OF SECURITIES          TO BE            OFFERING PRICE           AGGREGATE        REGISTRATION
TO BE REGISTERED           REGISTERED            PER SHARE           OFFERING PRICE         FEE


COMMON SHARES,             30,000 SH (1)      $ 40.00 (2)            $ 1,200,000 (2)      $97.08
NO PAR VALUE


(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration fee covers such indeterminate number of additional shares as may be required to be issued under the Plan in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

(2) Estimated based on the average price of the Common Stock on June 23, 2003, pursuant to Rule 457(h)(1) and 457(c) solely for the purpose of calculating the registration fee.

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 30,000 shares of IBT Bancorp, Inc. common stock to be issued pursuant to the IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8, previously filed with the Commission relating to the Plan (File No. 33-34777, File No. 33-61596 and File No. 333-53377) are incorporated herein by reference.

Item 8.           Exhibits

5. Opinion of counsel as to the legality of the common shares covered by this registration statement.

23.1     Consent of Rehmann Robson P.C.

23.2     Consent of counsel (included within Exhibit 5).

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Pleasant, State of Michigan, on June 24, 2003.

                          IBT BANCORP, INC.


                          By: /s/ Dennis P. Angner
                             ---------------------------
                             Dennis P. Angner, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                                  Date
---------                           -----                                  ----


/s/Dennis P. Angner                 President                              June 24, 2003
------------------------------      (Principal Executive Officer
Dennis P. Angner                    and Principal Financial Officer)
                                    and Director

/s/ L. A. Johns                     Chairman of the Board and              June 24, 2003
------------------------------      Director
L. A. Johns


/s/ Richard J. Barz                 Director                               June 24, 2003
------------------------------
Richard J. Barz

Signature                           Title                                  Date
---------                           -----                                  ----


/s/ Frederick L. Bradford           Director                               June 24, 2003
------------------------------
Frederick L. Bradford


/s/ Gerald D. Cassel                Director                               June 24, 2003
------------------------------
Gerald D. Cassel

/s/ James C. Fabiano                Director                               June 24, 2003
------------------------------
James C. Fabiano


/s/ David W. Hole                   Director                               June 24, 2003
------------------------------
David W. Hole


/s/ Ronald E. Schumacher            Director                               June 24, 2003
------------------------------
Ronald E. Shumacher


/s/ William J. Strickler            Director                               June 24, 2003
------------------------------
William J. Strickler


/s/ Dean Walldorff                  Director                               June 24, 2003
------------------------------
Dean Walldorff


/s/ Dale Weburg                     Director                               June 24, 2003
------------------------------
Dale Weburg


/s/ Herbert C. Wybenga              Director                               June 24, 2003
------------------------------
Herbert C. Wybenga

                                  EXHIBIT INDEX


 Exhibit
 Number           Description
 ------           -----------


5 Opinion of counsel as to legality of the common shares covered by this registration statement

23.1              Consent of Rehmann Robson P.C.

23.2              Consent of counsel (included within Exhibit 5)